Exhibit 99.1

FOR IMMEDIATE RELEASE

April 21, 2004

Owens & Minor Reports Strong 8.7% Revenue and 13.5%

Net Income Growth in First Quarter 2004

Owens & Minor signs strategically important customer agreements

Richmond, VA....Owens & Minor (NYSE-OMI) reported 8.7 percent revenue growth in the first quarter ended March 31, 2004, with revenue of $1.11 billion compared to $1.02 billion in the first quarter of 2003. The first quarter of 2004 had one more sales day than the first quarter of 2003. Earnings per diluted common share were $0.37 for the quarter, compared to $0.35 for the prior year quarter, an increase of 5.7 percent. Net income for the first quarter was $14.6 million, up 13.5 percent from $12.9 million in the prior year quarter, and was 1.3 percent of revenue, consistent with the previous year quarter.

“Our team has been successful in implementing our strategic initiatives, and this quarter we signed several strategically important customer agreements,” said G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor. “Operating results, particularly revenue and net income growth, were strong. Our CostTrackSM business strengthened in the quarter as a result of customer demand for more advanced supply chain services. Looking ahead, our focus will be on gross margin by demonstrating value to our customers, expanding the use of our products and services, and extending OMSolutionsSM offerings in the marketplace.”

As a result of the growth of the OMSolutionsSM business, and the increasing effect of customer finance charge income on interest expense in recent quarters, the company made certain changes to the presentation of its income statement effective January 1, 2004, to provide more useful information to investors. The principal changes were a reclassification of direct costs of consulting and other service revenue from Selling, General and Administrative (SG&A) expenses to Cost of Revenue, and a reclassification of customer finance charge income from Interest Expense to Other Operating Income. These changes have no impact on previously reported revenue, net income, or earnings per share. Financial information for all prior periods included in this press release has been reclassified to conform to the current presentation.

Other First Quarter Results

Operating margin for the quarter was 2.5 percent of revenue, compared to 2.6 percent for the first quarter of 2003. This slight reduction reflects continued strategic investments, particularly in the OMSolutionsSM business, as well as ongoing pressure on gross margin, partially offset by productivity improvements in the core distribution business. Consistent with the company’s expectations, OMSolutionsSM expenses exceeded revenues for the quarter, and are expected to do so for the second quarter. The company anticipates that the OMSolutionsSM business will become accretive in the second half of the year.

Gross margin for the quarter was 10.3 percent of revenue, compared to 10.5 percent in the prior year quarter. Gross margin was unchanged from the full year gross margin for 2003, and was improved from 10.1 percent in the fourth quarter of 2003. SG&A was 7.6 percent of revenue, unchanged from the 2003 first quarter.

Operating cash flow for the first quarter of 2004 was very strong at $52.9 million. Asset management continued to show strength with days sales outstanding as of March 31, 2004 at 26.1, compared to 30.8 in the prior year quarter. Inventory turns for the quarter were 10.2, consistent with the first quarter of 2003.

First Quarter Highlights

Owens & Minor completed the strategic acquisition of the assets of 5nQ, a small, clinical inventory management solutions company. 5nQ developed and successfully markets an innovative software solution for clinical healthcare inventory management solutions. 5nQ’s core technology, QSightTM, is an Internet-based application that gives hospital managers exceptional visibility into the supply chain, allowing them to track receipt, storage and disposition of mission-critical supplies such as stents, catheters, pacemakers, and orthopedic implants. This strategic acquisition enables Owens & Minor to enhance the OMSolutionsSM technology and service offering to hospitals and suppliers.

“This innovative company successfully combined technology and service to offer a unique solution to the healthcare industry,” said Craig R. Smith, president and chief operating officer. “We expect to use this new tool to improve efficiencies, reduce costs and expand analytical capabilities for our customers.” Founded in May 2000, 5nQ provides inventory solutions to a number of nationally ranked hospitals and medical centers. The principals of the company joined Owens & Minor and will participate fully in launching these new services.

Owens & Minor and Iowa Health System signed new five-year logistics agreement. Owens & Minor has signed a five-year logistics agreement with Iowa Health System, Iowa’s largest integrated healthcare network. Under terms of the innovative agreement, Owens & Minor will provide Iowa Health System with third-party logistics services and traditional distribution through a dedicated integrated service center, which is intended to serve the needs of the health system. Owens & Minor intends to use this facility to serve an expanding role for Iowa Health. The first phase will be establishment of the stand-alone facility designed to serve the unique distribution needs of Iowa Health, while future phases under consideration will convert direct-from-manufacturer product within the fold of the existing supply chain and centralize applicable services to reduce costs. The first phase of the agreement, launching service from the dedicated service center, will take effect September 2004.

“This project will allow us to deploy our full capabilities as a third-party logistics provider to the healthcare customer,” said Craig R. Smith, president and chief operating officer of Owens & Minor. “Iowa Health has given us the green-light to work with them to create the best possible solutions for its various facilities. Working with an innovative partner such as Iowa Health gives us an outstanding opportunity to build on a foundation of trust and create a win-win solution.”

Owens & Minor signed agreement with University of Utah Hospitals and Clinics. Owens & Minor signed an innovative, 42-month agreement with University of Utah Hospitals and Clinics (UUHC). Owens & Minor, along with AmerisourceBergen Corporation, will work with UUHC to provide solutions designed to leverage distribution, services and technology to lower costs, improve efficiency and increase accuracy for UUHC patients. Under terms of the agreement, Owens & Minor will develop an integrated service center for UUHC, where it will handle both traditionally distributed product and direct-from-manufacturer product. Owens & Minor will also develop a technology platform that will connect different systems within UUHC, which will then interface with WISDOM2SM, Owens & Minor’s proprietary, web-based, inventory management analytical service. Working with Owens & Minor’s OMSolutionsSM consulting group, UUHC will continue to use Owens & Minor’s CostTrackSM activity-based management program, which enables UUHC to improve processes and lower the cost of supply chain management. UUHC will also adopt a full range of supply chain products and services offered by Owens & Minor.

In the FORTUNE 500 rankings for 2004, Owens & Minor was ranked 406th. This annual ranking of the nation’s largest companies measures corporations according to total revenue. Among the FORTUNE 500’s other measurements, Owens & Minor was ranked 409th in profits; 177th in profits as a percent of assets; and 226th for profits as a percent of stockholders’ equity; 161st in the ten-year annual growth rate for EPS; and finally, 291st in the ten-year annual rate of total return to investors.

Outlook for 2004

Financial guidance for 2004 is unchanged. The company anticipates that it will report revenue growth in the 5 to 7 percent range, and it anticipates EPS will be within a range of $1.54 to $1.56 for the year, with stronger comparative earnings growth in the second half of 2004.

* * * * *

Safe Harbor Statement

Except for the historical information contained herein, the matters discussed in this press release, and particularly in the above “outlook” section, may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the rate at which new business can be converted to the company, intense competitive pressures within the industry, the success of the company’s strategic initiatives, changes in customer order patterns, pricing pressures, changes in government funding to hospitals and other healthcare providers, loss of major customers, and other factors discussed from time to time in the reports filed by the company with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this release.

Owens & Minor, Inc., (NYSE: OMI) a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations and the federal government. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

Conference Call Details

Owens & Minor will conduct a conference call on Thursday, April 22, 2004 at 8:30am Eastern Time to discuss first quarter 2004 financial results. The phone number for the Owens & Minor conference call is 800-299-0148 and no passcode is required. The call will also be available by replay for 5 days by calling 888-286-8010, with access code: 29735579. The call will also be webcast for 21 days through www.owens-minor.com under the Investor Relations section.

CONTACTS: Jeffrey Kaczka, Senior Vice President, Chief Financial Officer, 804-965-5896; Richard F. Bozard, Vice President, Treasurer, 804-965-2921; or Trudi Allcott, Manager, Communications, 804-935-4291.

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Page Five

Owens & Minor, Inc.

Consolidated Statements of Income (unaudited)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,
	2004	% of revenue	2003(1)	% of revenue	% Fav(Unfav)
Revenue	$1,106,074	100.0%	$1,017,969	100.0%	8.7%
Cost of revenue	992,014	89.7	911,168	89.5	(8.9)

Gross margin	114,060	10.3	106,801	10.5	6.8
Selling, general and administrative expenses	84,017	7.6	77,411	7.6	(8.5)
Depreciation and amortization	3,706	0.3	3,981	0.4	6.9
Other operating (income) and expense, net	(1,101)	(0.1)	(1,167)	(0.1)	(5.7)

Operating earnings	27,438	2.5	26,576	2.6	3.2
Interest expense, net	3,246	0.3	3,519	0.3	7.8
Discount on accounts receivable securitization	178	0.0	204	0.0	12.7
Distributions on mandatorily redeemable preferred securities	—	—	1,496	0.1	100.0
Other expense	—	—	154	0.0	100.0

Income before income taxes	24,014	2.2	21,203	2.1	13.3
Income tax provision	9,389	0.8	8,312	0.8	(13.0)

Net income	$14,625	1.3%	$12,891	1.3%	13.5%

Net income per basic common share	$0.38		$0.38
Net income per diluted common share	$0.37		$0.35

Weighted average shares - basic	38,872		33,534
Weighted average shares - diluted	39,505		39,528

(1)	Certain components of selling, general and administrative expenses and interest expense, net for the 2003 statement of income have been reclassified to cost of revenue and other operating income and expense, net in order to conform to the current presentation.

Page Six

Owens & Minor, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2004	December 31, 2003
Assets
Current assets
Cash and cash equivalents	$46,393	$16,335
Accounts and notes receivable, net	335,028	353,431
Merchandise inventories	395,053	384,266
Other current assets	24,283	27,343

Total current assets	800,757	781,375
Property and equipment, net	21,333	21,088
Goodwill	198,063	198,063
Other assets, net	48,259	45,222

Total assets	$1,068,412	$1,045,748

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$325,132	$314,723
Accrued payroll and related liabilities	8,408	13,279
Other accrued liabilities	68,928	67,630

Total current liabilities	402,468	395,632
Long-term debt	211,051	209,499
Other liabilities	30,767	30,262

Total liabilities	644,286	635,393

Shareholders’ equity
Common stock	78,516	77,958
Paid-in capital	121,750	118,843
Retained earnings	230,774	220,468
Accumulated other comprehensive loss	(6,914)	(6,914)

Total shareholders’ equity	424,126	410,355

Total liabilities and shareholders’ equity	$1,068,412	$1,045,748

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Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2004	2003
Operating activities
Net income	$14,625	$12,891
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,706	3,981
Provision for LIFO reserve	2,225	2,700
Provision for losses on accounts and notes receivable	373	759
Changes in operating assets and liabilities:
Accounts and notes receivable	18,030	13,507
Merchandise inventories	(13,012)	(21,647)
Accounts payable	25,409	74,743
Net change in other current assets and current liabilities	(516)	(8,721)
Other, net	2,062	1,875

Cash provided by operating activities	52,902	80,088

Investing activities
Additions to property and equipment	(1,937)	(690)
Additions to computer software	(1,321)	(2,080)
Net cash paid for acquisition of business	(2,500)	—
Other, net	4	4

Cash used for investing activities	(5,754)	(2,766)

Financing activities
Repurchase of mandatorily redeemable preferred securities	—	(20,412)
Repurchase of common stock	—	(10,884)
Net payments on revolving credit facility	—	(16,000)
Cash dividends paid	(4,319)	(2,680)
Proceeds from exercise of stock options	2,244	683
Decrease in drafts payable	(15,000)	(28,000)
Other, net	(15)	—

Cash used for financing activities	(17,090)	(77,293)

Net increase in cash and cash equivalents	30,058	29
Cash and cash equivalents at beginning of period	16,335	3,361

Cash and cash equivalents at end of period	$46,393	$3,390

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Owens & Minor, Inc.

Financial Statistics (unaudited)

	Quarter Ended
(in thousands, except ratios and per share data)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Operating results:
Revenue	$1,106,074	$1,108,087	$1,063,509	$1,054,502	$1,017,969

Gross margin(1)	$114,060	$111,489	$109,220	$108,892	$106,801
Gross margin as a percent of revenue(1)	10.3%	10.1%	10.3%	10.3%	10.5%

SG&A expense(1)	$84,017	$82,682	$80,868	$78,834	$77,411
SG&A expense as a percent of revenue(1)	7.6%	7.5%	7.6%	7.5%	7.6%

Operating earnings(1)	$27,438	$26,263	$25,453	$27,419	$26,576
Operating earnings as a percent of revenue(1)	2.5%	2.4%	2.4%	2.6%	2.6%

Net income	$14,625	$14,327	$12,835	$13,588	$12,891

Net income per basic common share	$0.38	$0.37	$0.37	$0.41	$0.38

Net income per diluted common share	$0.37	$0.36	$0.34	$0.37	$0.35

Accounts receivable:
Accounts and notes receivable, net	$335,028	$353,431	$323,103	$322,314	$340,590

Days sales outstanding	26.1	27.8	27.5	28.0	30.8

Inventory:
Merchandise inventories	$395,053	$384,266	$387,356	$391,183	$370,782

Average inventory turnover	10.2	10.2	9.7	9.9	10.2

Financing:
Debt	$211,051	$209,499	$211,311	$213,698	$224,076

Mandatorily redeemable preferred securities	$—	$—	$—	$104,378	$104,378

Stock information:
Cash dividends per common share	$0.11	$0.09	$0.09	$0.09	$0.08

Stock price at quarter-end	$25.30	$21.91	$24.10	$22.35	$17.55

(1)	Certain components of selling, general and administrative expenses and interest expense, net for the 2003 statement of income have been reclassified to cost of revenue and other operating income and expense, net in order to conform to the current presentation.